Exhibit 99.4



                           AMENDED AND RESTATED BY-LAWS
                                        OF

                             [NAME TO BE DETERMINED]
                               (THE "CORPORATION")

                                    ARTICLE I
                                     Offices

         Section 1.

                   The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

                   The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.


                                    ARTICLE II
                                   Stockholders

         Section 1.  Annual Meeting.

                   The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

                   The meeting may be adjourned from time to time and place to place until its business is completed.

                   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of





         Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.
         The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 2.  Special Meeting.

                   Except as otherwise required by law, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.



















         Section 3.  Stockholder Action; How Taken.

                   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         Section 4.  Notice of Meeting.

                   Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

         Section 5.  Quorum.

                   Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

                   If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

                   If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

         Section 6.  Qualification of Voters.

                   The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.


















         Section 7.  Procedure.

                   The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

                   The Board shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which Directors are to be elected.


                                   ARTICLE III
                                    Directors

         Section 1.  Number, Election and Terms.

                   The number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                   The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

                   Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written
















         notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nomina-tions are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation of so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 2.  Newly Created Directorships and Vacancies.

                   Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in

















         the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         Section 3.  Removal.

                   Any Director may be removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

         Section 4.  Regular Meetings.

                   Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

         Section 5.  Special Meetings.

                   Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Executive Committee, the Chairman of the Board, or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

         Section 6.  Notice of Meeting.

                   Notice of regular meetings of the Board need not be given.

                   Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

         Section 7.  Quorum.

                   Except as may be otherwise provided by law or in these By-Laws, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any

















         meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board, except as otherwise provided in the By-Laws and except that, until the third anniversary of the effective time of the merger (the "Effective Time") contemplated in the Agreement and Plan of Merger, dated as of May 27, 1997 (the "Merger Agreement"), between the Corporation and HFS, a Delaware corporation, the affirmative vote of 80% of the entire Board shall be required to change the size of the Board of Directors or for the Board to amend or modify, or adopt any provision inconsistent with, or repeal this Section 7.

                   Less than a quorum may adjourn any meeting of the Board from time to time without notice.

         Section 8.  Participation In Meetings By Conference Telephone.

                   Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 9.  Powers.

                   The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

         Section 10.  Compensation of Directors.

                   Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employers shall not receive any salary or other compensation for their services as Directors.



















                                    ARTICLE IV
                                     Officers

         Section 1.  Number.

                   (a) General. The officers of the Corporation shall be appointed or elected (i) in the manner set forth in this
         Article IV and (ii) to the extent not so set forth, by the Board of Directors. The officers shall be a Chairman of the Board, a President and Chief Executive Officer, one or more Vice Chairmen of the Board, a Chief Financial Officer, a General Counsel, such number of vice presidents as the Board may from time to time determine and a Secretary. The Chairman of the Board or, in his absence or if such office be vacant, the President, shall preside at all meetings of the stockholders and of the Board. In the absence of the Chairman of the Board and the President, a Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices, other than the offices of Chairman of the Board and Vice Chairman of the Board, at the same time. Subject to this Section 1, the Chairman of the Board and the Vice Chairmen of the Board shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

                   (b) Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall be an officer of the Corporation. Mr. Forbes will be Chairman of the Board from and after the Effective Time and until January 1, 2000, at which time Mr. Silverman will be Chairman of the Board. If, for any reason Mr. Forbes ceases to serve as Chairman of the Board prior to January 1, 2000 and at such time Mr. Silverman is President and Chief Executive Officer, Mr. Silverman shall become Chairman of the Board.

                   (c) President and Chief Executive Officer. The President and Chief Executive Officer shall be a member of the Board of Directors and an officer of the Corporation. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President and Chief Execu-

















         tive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.
         In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and the Chairman of the Board's authority may be exercised by the President and Chief Executive Officer. Mr. Silverman will be President and Chief Executive Officer from and after the Effective Time and until January 1, 2000, at which time Mr. Forbes will be President and Chief Executive Officer. If, for any reason Mr. Silverman ceases to serve as President and Chief Executive Officer prior to January 1, 2000 and at such time Mr. Forbes is Chairman of the Board, Mr. Forbes shall become President and Chief Executive Officer.

                   (d) Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman of the Board and the President and Chief Executive Officer.

                   (e) General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman of the Board and the President and Chief Executive Officer.

                   (f) Until January 1, 2002, any amendment to or modification or repeal of, or adoption of any provision inconsistent with, this Section 1, by the Board shall require the affirmative vote of 80% of the entire Board.


         Section 2.  Additional Officers.


















                   The Board may appoint such other officers, agents and employees as it shall deem appropriate. All references in these By-laws to a particular officer shall be deemed to refer to the person holding such office regardless of whether such person holds additional offices.

         Section 3.  Terms of Office.

                   (a)  Subject to Section 1 of this Article IV and this
         Section 3, all officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

                   (b) Until January 1, 2002, the removal of Mr. Forbes or Mr. Silverman from the positions specifically provided for in the employment agreements between the Corporation and Mr. Forbes and HFS and Mr. Silverman, which are expressly contemplated by Section 5.17(b) of the Merger Agreement (including by means of a breach of such employment agreements) shall require the affirmative vote of 80% of the entire Board.

                   (c) Until January 1, 2002, any amendment to or modification or repeal of, or the adoption of any provision inconsistent with, this Section 3 of this Article IV by the Board or any modification to either of the respective roles, duties or authority of Messrs. Forbes and Silverman shall require the affirmative vote of 80% of the entire Board.

         Section 4.  Duties.

                   Except as provided in Sections 1 or 3 of this Article IV, the officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.
























                                    ARTICLE V
                       Committees of the Board of Directors

         Section 1.  Designation.

                   The Board of Directors of the Corporation shall have the following committees:

                   (a) An Executive Committee (which will also act as the nominating committee) which will consist of eight
         Directors. Until the third anniversary of the Effective Time, the Executive Committee shall have the full and exclusive power and authority, subject to Section 3(b) of this Article V, to evaluate director candidates for election to the Board and committees of the Board, to nominate directors for election to the Board at any annual or special meeting of stockholders and to elect directors to fill vacancies (x) on the Board in be-tween stockholder meetings or (y) on any committee of the Board (to the extent an alternate member has not been previously designated by the Board), in each case pursuant to Section 9(d) of the Certificate of Incorporation. By establishing the Executive Committee, the Board shall have delegated exclusively to the Executive Committee its authority with respect to such matters until the third anniversary of the Effective Time and the Board shall have no authority to nominate or elect
         Directors unless this Section 1 is amended in accordance with
         Section 1(d) of this Article V. Subject to the preceding two sentences, the Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee shall have no power to (i) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors; (ii) declare any dividend or make any other distribution to the stockholders of the Corporation; (iii) appoint any member of the Executive Committee; or (iv) take any other action which legally may be taken only by the Board. The Chairman of the Board will also serve as Chairman of the Executive Committee. Six of the members of the Executive Committee will, to the extent practicable, be officers of the Corporation and the remaining members will be independent Directors. Each resolution of the Executive Committee will require approval by at least five members of such Committee, provided, that, until the third anniversary of the Effective

















         Time, any resolution regarding the filling of a Board vacancy in between stockholder meetings, the filling of a vacancy on any committee of the Board or the nomination of a director for election at any annual or special meetings of stockholders in a manner that (1) is consistent with Section 3(b) of this Article V will require the approval by only three members of the Executive Committee (or only two members if there are then two vacancies on the Executive Committee) or (2) is inconsistent with Section 3(b) of this Article V will require approval by at least seven members of the Executive Committee.

                   (b) A Compensation Committee which will consist of four Directors. The Compensation Committee will have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the Compensation Committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board; (ii) performing the duties of the committees of the Board provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the Compensa-tion Committee shall so determine, any such plan of any subsidiary; and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any subsidiary that the Compensation Committee shall from time to time consider appropriate. Each resolution of the Compensation Committee will require approval by at least three members of such committee.

                   (c)  An Audit Committee will consist of four
         Directors. The Audit Committee will have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures, and financial statements of the Corporation and to perform such other duties from time to time as the Audit Committee may prescribe; (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the Audit Committee and to take such action with respect thereto as may seem appropriate; (iii) requesting the Corporation's consolidated subsidiaries and affiliated

















         companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements; (iv) requesting the independent public accountants to furnish to the Compensation Committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation; (v) reviewing the adequacy of internal financial controls; (vi) approving the accounting principles employed in financial reporting; (vii) approving the appointment or removal of the Corporation's general auditor; and (viii) reviewing the accounting principles employed in financial reporting. Each resolution of the Audit Committee will require approval by at least three members of such committee.

                   (d) Until the third anniversary of the Effective Time, any amendment to or modification or repeal of, and the adoption of any provision inconsistent with, this Section 1 by the Board or the designation by the Board of any additional committees, shall require the affirmative vote of 80% of the entire Board.

         Section 2.  Meetings; Notice.

                   Regular meetings of committees shall be held at such times and places as the Board or the committee in question may from time to time determine. Special meetings of any committee may be called at any time, at any place and for any purpose by the Chairman of such committee, the Chairman of the Board, or the President, or by any officer of the Corporation upon the request of a majority of the members of such committee. Notice of regular meetings of the committees need not be given. Notice of every special meeting of any committee shall be given to each member at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

         Section 3.  Committee Members; Board of Director Nominations.

                   (a)  Subject to the terms of Section 3(b) of this
         Article V:

















                   (i) Each member of any committee of the Board shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

                   (ii) Until the third anniversary of the Effective Time, the Board may remove a director from a committee or change the chairmanship of a committee only by resolution adopted by the affirmative vote of 80% of the entire Board.

                   (iii) The Board may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Any such designation may only be made or amended by the affirmative vote of 80% of the entire Board.

                   (b)  Until the third anniversary of the Effective
         Time:

                   (i) The members of the Executive Committee will consist of four CUC Directors (as defined below) and four HFS Directors (as defined below); the members of the Compensation Committee will consist of two CUC Directors and two HFS Directors; and the members of the Audit Committee will consist of two CUC Directors and two HFS Directors.

                   (ii)  If the number of CUC Directors and HFS
         Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of the Corporation or as members of any committee of the Board would not be equal, then, the Executive Committee shall promptly nominate Directors for election to the Board at the next stockholders' meeting at which Directors are to be elected to the Board, elect Directors to fill vacancies on the Board in between stockholders' meetings or elect Directors to fill vacancies on any committee of the Board (to the extent an alternate member has not previously been designated by the Board), as the case may be, by resolution adopted in accordance with Section 1(a)




















         of Article V and as provided in clause (iv) of this Section
         3(b).

                   (iii) The CUC Directors shall designate the Chairman of the Audit Committee and the HFS Directors shall designate the Chairman of the Compensation Committee.

                   (iv) Nominations of Directors for election to the Board at any annual or special meeting of stockholders, the election of Directors to fill vacancies on the Board in between stockholders' meetings or the election of Directors to fill vacancies on any committee of the Board (to the extent an alternate member has not been previously designated by the Board) shall be undertaken by the Executive Committee such that the number of HFS Directors and CUC Directors on the Board or any committee of the Board shall be equal. The term "HFS Director" means (A) any person serving as a Director of HFS on May 27, 1997 (or any person appointed by the Board of Directors of HFS after May 27, 1997 to fill a vacancy on the HFS Board created other than due to an increase in the size of the Board of Directors of HFS) who continues as a Director of CUC at the Effective Time and (B) any person who becomes a Director of CUC and who was designated as such by the remaining HFS Directors prior to his or her election; and the term "CUC Director" means
         (A) any person serving as a Director of CUC on May 27, 1997 (or any person appointed by the Board of Directors of CUC after May 27, 1997 to fill a vacancy on the CUC Board created other than due to an increase in the size of the Board of Directors of
         CUC) who continues as a Director of CUC at the Effective Time,
         (B) any of the four persons designated by the CUC Directors to become a Director of CUC at the Effective Time and (C) any person who becomes Director of CUC and who was designated as such by the remaining CUC Directors prior to his or her election.

         Section 4.  Amendments.

                   Notwithstanding anything contained in these By-Laws or the Certificate of Incorporation to the contrary and in addition to any other requirement set forth herein and therein, until the third anniversary of the Effective




















         Time, the affirmative vote of at least 80% of the entire Board shall be required for the Board to amend, modify or repeal, or adopt any provision inconsistent with, the provisions of this
         Article V.


                                    ARTICLE VI
               Indemnification of Directors, Officers and Employees

         Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

                   Subject to Section 3 of this Article VI, the
         Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.














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                   Subject to Section 3 of this Article VI, the
         Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, em-ployee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3.  Authorization of Indemnification.

                   Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
         Article VI, as the case may be. Such determination shall be made (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter there-












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         in, such person shall be indemnified against expenses
         (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         Section 4.  Good Faith Defined.

                   For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any part-nership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.

         Section 5.  Indemnification by a Court.

                   Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article
         VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the appli-











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         cable standards of conduct set forth in Section 1 or 2 of this
         Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
         Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 6.  Expenses Payable in Advance.

                   Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 7. Nonexclusivity of Indemnification and Advancement of Expenses.

                   The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.











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         Section 8.  Insurance.

                   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
         Article VI.

         Section 9.  Certain Definitions.

                   For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enter-prise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed

















         to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         Section 10.  Survival of Indemnification and Advancement of
         Expenses.

                   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11.  Limitation on Indemnification.

                   Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 12.  Indemnification of Employees and Agents.

                   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to Directors and officers of the Corporation.


                                   ARTICLE VII
                                       Seal

         Section 1.

                   The Corporate seal shall bear the name of the Corporation and the words "Corporate Seal, Delaware."
















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                                   ARTICLE VIII
                                    Amendments

         Section 1.  Amendments of By-Laws.

                   Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the vote of a majority of the shares outstanding and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the provisions of Certificate of Incorporation and the provisions of these By-Laws (including, without limitation, the greater vote requirement set forth in Section 7 of Article III, Sections 1 and 3 of Article IV and Sections 1 and 4 of Article V hereof), the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


































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